UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2021

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting of Stockholders of Sunnova Energy International Inc. (the "Company") held on May 19, 2021 (the "Annual Meeting"), the stockholders voted on the following matters:

•Election of three Class II director nominees;
•Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2021.

No other matters were presented for a vote at the annual meeting. As of the record date, March 22, 2021, there were 108,500,965 shares of common stock outstanding and entitled to vote at the meeting. The holders of a total of 94,336,419 shares of common stock were present in person or by proxy at the annual meeting. A quorum being present, the voting results for the matters above are as follows:

1.Election of Directors.

Name	For	Withheld	Broker Non-Votes
Nora Mead Brownell	90,727,189	237,610	3,371,620
Mark Longstreth	69,510,530	21,454,269	3,371,620
C. Park Shaper	64,093,289	26,871,509	3,371,620

Each of the nominees was elected for a three-year term.

2.Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company's Independent Auditors for Fiscal Year 2021.

FOR	AGAINST	ABSTAIN
94,207,843	79,576	48,999

The appointment of PricewaterhouseCoopers LLP was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: May 19, 2021	By:	/s/ Walter A. Baker
Walter A. Baker
Executive Vice President, General Counsel and Secretary